EXHIBIT 99.17(a)

                                 Form of Proxy.




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                     PRELIMINARY PROXY SOLICITATION MATERIAL
          for the Information of the Securities and Exchange Commission


                               IEEE BALANCED FUND



                    Proxy for Special Meeting of Shareholders
                           to be Held _________, 1996

               The undersigned, revoking all Proxies heretofore given, hereby appoints ___________________, and ___________________________ or any one of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of IEEE Balanced Fund (the "Fund"), a series portfolio of Mutual Fund Group, a Massachusetts business trust (the "Trust"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held on __________, 1996 at _____ a.m. Eastern time at 125 W. 55th Street, New York, New York 10019, and at all adjournments or postponements thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

          1. Proposal to approve a Plan of Reorganization and the transactions contemplated therein, including (a) the transfer of all the assets of the Fund to the Vista Balanced Fund, another series portfolio of the Trust (the "Balanced Fund"), in exchange for the assumption of all the liabilities of The Fund and the delivery to the Fund of shares of the Balanced Fund; (b) the distribution by the Fund pro rata to its shareholders of such shares of the Portfolio; and (c) the termination of the Fund.



                  FOR                    AGAINST                ABSTAIN



          2. To approve or disapprove a new investment advisory agreement between the IEEE Fund and The Chase Manhattan Bank, N.A. (or the successor entity thereto) (the "Adviser") and a sub-advisory agreement between the Adviser and Atlanta Capital Management Company to take effect after the merger of The Chase Manhattan Corporation (the parent company of the Adviser) and Chemical Banking Corporation. No fee increase is proposed; and



                  FOR                    AGAINST                 ABSTAIN



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          3.      To elect  eleven  trustees to serve as members of the Board of
                  Trustees of the Trust.



                  FOR                     AGAINST                ABSTAIN


          4. To ratify the selection of Price Waterhouse LLP as independent accountants for the 1996 fiscal year of IEEE Fund.



                   FOR                    AGAINST                ABSTAIN


          5.      To  approve  or   disapprove   an  amendment  to  the  Trust's
                  Declaration of Trust.



                   FOR                    AGAINST                 ABSTAIN




                (continued and to be signed on the reverse side)




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     PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF MUTUAL FUND GROUP

            THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL

          THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.



Dated:__________________ 1995



                                                 ------------------------------
                                                             Signature



                                                 ------------------------------
                                                             Signature


                                        NOTE:   PLEASE  SIGN   EXACTLY  AS  YOUR
                                        NAME(S)   APPEAR  ON  THIS  CARD.   When
                                        signing    as    attorney,     executor,
                                        administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name.



                          PLEASE SIGN, DATE AND RETURN